EXHIBIT 10.2
1992 INCENTIVE STOCK OPTION PLAN
FOR KEY EMPLOYEES OF
FIRST FINANCIAL BANKSHARES, INC.
AND ITS SUBSIDIARIES

FIRST FINANCIAL BANKSHARES, INC.
1992 INCENTIVE STOCK OPTION PLAN
1. Purpose.
     The purpose of the Plan is to attract and retain employees to First Financial Bankshares, Inc., a Texas corporation (the “Corporation”), and to its Subsidiaries (hereafter defined) and to provide such persons and employees of the Corporation and its Subsidiaries with a proprietary interest in the Corporation through the granting of Stock Options and related Stock Appreciation Rights that will
(a)	increase the interest of the employees in the Corporation’s welfare;

(b)	furnish an incentive to the employees to continue their services for the Corporation; and

(c)	provide a means through which the Corporation may attract able persons to enter its employ.
2. Definitions.
     For the purpose of this Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:
(a)	“Board” means the board of directors of the Corporation.

(b)	“Change in Control” means the occurrence of any of the following events: (i) there shall be consummated (x) any consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation’s Common Stock would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of the Corporation’s Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (excluding transfer by way of pledge or hypothecation), in one transaction or a series of related transactions, of all, or substantially all, of the assets of the Corporation, (ii) the stockholders of the Corporation approve any plan or proposal for the liquidation or dissolution of the Corporation, (iii) any “person” (as such term is defined in Section 3(a)(9) or Section 13(d)(3) under the 1934 Act or any “group” (as such term is used in Rule 13d-5 promulgated under the 1934 Act), other than the Corporation or any successor of the Corporation or any Subsidiary of the Corporation or any employee benefit plan of the Corporation or any Subsidiary (including such plan’s trustee), becomes a beneficial owner for purposes of Rule 13d-3 promulgated under the 1934 Act, directly or indirectly, of securities of the Corporation representing 50.1% or more of the Corporation’s then outstanding securities having the right to vote in the election of directors, or (iv) during any period of two consecutive years, individuals who, at the beginning of such period constituted the entire Board, cease for any reason (other than death) to constitute a majority of the directors, unless the election, or the nomination for election, by the Corporation’s stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

(c)	“Code” means the Internal Revenue Code of 1986, as amended.

(d)	“Common Stock” means the common stock which the Corporation is currently authorized to issue or may in the future be authorized to issue.

(e)	“Corporation” means First Financial Bankshares, Inc., a Texas corporation.

(f)	“Date of Grant” means the effective date on which a Stock Option or related Stock Appreciation Right is awarded to an employee or director as set forth in the stock option agreement.

(g)	“1934 Act” means the Securities Exchange Act of 1934, as amended.
(h)	“Option Period” means the period during which a Stock Option or related Stock Appreciation Right may be exercised.

(i)	“Participant” means any employee or director of the Corporation or a Subsidiary who is, or who is proposed to be, a recipient of a Stock Option or related Stock Appreciation Right.

(j)	“Plan” means this Incentive Stock Option Plan as amended from time to time.

(k)	“Stock Appreciation Right” means a right to receive cash equal to the excess fair market value of the Common Stock granted to a Participant under this Plan.

(l)	“Stock Option” means an option to purchase Common Stock of the Corporation granted to a Participant under this Plan and which is intended to qualify as an incentive stock option under Section 422 of the Code.

(m)	“Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Corporation if, at the time of the granting of the Stock Option or related Stock Appreciation Right, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and “Subsidiaries” means more than one of any such corporations.
3. Administration.
     Subject to the terms of this Paragraph 3, the Plan shall be administered by the Stock Option Committee (the “Committee”) of the Board which shall consist of at least three members. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board. Each member of the Committee, at the time of his appointment to the Committee and while he is a member thereof, must be “disinterested,” as defined in Rule 16b-3 promulgated under the 1934 Act or any predecessor provision thereto, as applicable.
     The Committee shall select one of its members to act as its Chairman, and shall make such rules and regulations for its operation as it deems appropriate. A majority of the Committee shall constitute a quorum and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee. Subject to the terms hereof, the Committee shall designate from time to time the key employees to whom Stock Options or Stock Appreciation Rights will be granted, interpret the Plan, prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and make such other determinations and, subject to the terms of the Plan, take such other action as it deems necessary or advisable. In this regard, the Committee shall consider and give appropriate weight to input from representatives of management of the Corporation regarding the contributions or potential contributions to the Corporation of certain of the employees or potential employees of the Corporation. Except as provided below, any interpretation, determination or other action made or taken by the Committee shall be final, binding and conclusive on all interested parties, including the Corporation and all Participants.
4. Eligibility.
     Any employee of the Corporation or its Subsidiaries whose judgment, initiative and efforts contributed or may be expected to contribute to a successful performance of the Corporation is eligible to participate in the Plan. Non-employee directors shall not be eligible to receive Stock Options under the Plan.
5. Shares Subject to Plan.
     The Board may not grant Stock Options or related Stock Appreciation Rights under the Plan for more than 100,000 shares of Common Stock of the Corporation (as may be adjusted in accordance with Section 22 hereof). Shares to be optioned and sold may be made available from either authorized but unissued Common Stock or Common Stock held by the Corporation in its treasury. Shares that by reason of the expiration of a Stock Option or otherwise are no longer subject to purchase pursuant to a Stock Option granted under the Plan may be reoffered under the Plan.
6. Stock Ownership Limitation for Options.
     No Stock Option may be granted to an employee who owns more than 10% of the total combined voting power of all classes of stock of the Corporation or its Subsidiaries. This limitation will not apply if the Stock Option price is at least 110% of the fair market value of the Common Stock on the Date of Grant and such Stock Option by its terms is not exercisable after the expiration of five (5) years from the Date of Grant.
7. Limitation on Exercises and Grants of Options.
     To the extent required by the Code, the exercise of Stock Options granted under the Plan shall be subject to the $100,000 calendar-year limit set forth in Section 422(d) of the Code.

     The aggregate fair market value (determined as of the Date of Grant) of the stock for which any Participant may be granted Stock Options in any calendar year under the Plan shall not exceed the sum of (i) $100,000, plus (ii) any “unused limit carryover” (as defined in Section 422A(c)(4) of the Code, as it provided prior to its being repealed in Section 321(a) of Public Law 99-514) to such year.
8. Allotment of Shares.
     The Committee shall determine the number of shares of Common Stock to be offered from time to time by grant of Stock Options or Stock Appreciation Rights to Participants under the Plan. The grant of a Stock Option or Stock Appreciation Right to a Participant shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, participation in any other grant of Stock Options or Stock Appreciation Rights under the Plan.
9. Grant of Options and Stock Appreciation Rights.
     The grant of Stock Options or related Stock Appreciation Rights shall be evidenced by stock option agreements setting forth such terms and provisions as are approved by the Committee, but not inconsistent with the Plan, including provisions that may be necessary to assure that the Stock Option is an incentive stock option under the Code. The Corporation shall execute stock option agreements with the Participants after approval of the issuance of Stock Options or Stock Appreciation Rights. The Plan shall be submitted to the Corporation’s stockholders for approval; however, the Board may grant Stock Options or Stock Appreciation Rights under the Plan prior to the time of stockholder approval.
10. Option Price.
     The option price for each Stock Option shall not be less than 100% of the fair market value per share of the Common Stock on the Date of Grant. The Committee shall determine the fair market value of the Common Stock on the Date of Grant and shall set forth the determination in its minutes, using any reasonable valuation method.
11. Option Period for Options and Stock Appreciation Rights.
     The Option Period for each Stock Option and Stock Appreciation Right will begin and terminate on the dates specified by the Committee, but may not terminate later than ten years from the Date of Grant. No Stock Option or Stock Appreciation Right granted under the Plan may be exercised at any time after its term. The Committee may provide for exercise of Stock Options or Stock Appreciation Rights immediately or in installments and upon such other terms, conditions and restrictions as it may determine, including granting the Corporation the right to repurchase shares issued upon exercise of options.
12. Payment of Option Price.
     Full payment for shares purchased upon exercise of a Stock Option shall be made in cash, or at the option of the Committee by the Participant’s delivery to the Corporation of previously-acquired shares of Common Stock which have a fair market value equal to the option price, or in any combination of cash and shares of Common Stock having an aggregate fair market value equal to the option price. In the event the Committee determines to permit a Participant to purchase shares pursuant to the exercise of an option hereunder with previously-acquired shares, the Committee may permit the Participant to use shares which he either purchased in the open market or acquired upon the exercise of options under the Plan or any other stock option plan of the Company, including options for which the purchase price was paid, in full or in part, with previously-acquired shares.
     No shares may be issued until full payment of the purchase price therefor has been made, and a Participant will have none of the rights of a stockholder until shares are issued to him.
13. Exercise of Option and Stock Appreciation Rights.
     Each Stock Option and any Stock Appreciation Right granted under the Plan may be exercised during the Option Period, at such times and in such amounts, in accordance with the terms and conditions and subject to such restrictions as are set forth in the applicable stock option agreements; except that no Stock Option or Stock Appreciation Right granted hereunder to a Participant shall be exercisable while there is outstanding any Stock Option or Stock Appreciation Right previously granted to a Participant. Except as provided in paragraph 16 below, no Stock Option or Stock Appreciation Right may be exercised at any time unless the Participant is employed by the Corporation or a Subsidiary and has continuously remained an employee at all times since the Date of Grant. If the Committee imposes conditions upon exercise, then subsequent to the Date of Grant the Committee may, also in its sole discretion, accelerate the date on which all or any portion of the Stock Options or related Stock Appreciation Rights may be exercised. In no event may a Stock Option be exercised or shares be issued pursuant to an option if any necessary listing of the shares on a stock exchange or any registration under state or federal securities laws required under the circumstances has not been accomplished.
14. Stock Appreciation Rights.
     Any Stock Option granted under the Plan may, in the discretion of the Committee, include a Stock Appreciation Right. Each Stock Appreciation Right shall be related to a specific Stock Option granted under the Plan, shall be granted concurrently with the Stock Option to which it relates and shall not be exercisable to any greater extent than the related Stock Option is exercisable.
     A Stock Appreciation Right shall entitle the Participant at his election to surrender to the Corporation the Stock Option, or portion thereof, as the Participant shall choose, and to receive from the Corporation in exchange therefor cash in an amount equal to the excess (if any) of the fair market value (as of the date of the exercise of the Stock Appreciation Right) of one share over the purchase price per share specified in such Stock Option, multiplied by the total number of shares called for by the Stock Option, or portion thereof, which is so surrendered. In the discretion of the Committee, the Corporation shall be entitled to elect instead to settle its obligation arising out of the exercise of a Stock Appreciation Right, by the distribution of that number of shares of Common Stock having an aggregate fair market value (as of the date of the exercise of the Stock Appreciation Right) equal to the amount of cash it would otherwise be obligated to pay, with a cash settlement to be made for any fractional share interests, or the Corporation may elect to settle such obligations in part with stock and in part with cash.

     The right of Participant to exercise a Stock Appreciation Right shall be canceled if and to the extent the related Stock Option is exercised. The right of a Participant to exercise a Stock Option shall be canceled if and to the extent that shares covered by such Stock Option are used to calculate cash or shares received upon exercise of a related Stock Appreciation Right.
     The fair market value of Common Stock on the date of exercise of a Stock Appreciation Right shall be determined as of such exercise date in the same manner as the fair market value of Common Stock on the Date of Grant of Stock is determined for purposes of paragraph 10 hereof.
15. Agreement to Serve.
     Each Participant granted a Stock Option hereunder shall, as one of the terms of the grant, as reflected in the stock option agreement, agree that he will remain in the service of the Corporation or of one of its Subsidiaries for a period of at least two years from the Date of Grant. Such service shall (subject to the provisions of paragraph 16 hereof and to the terms of any contract between the Corporation or any such Subsidiary and such employee) be at the pleasure of the Board and at such compensation as the Board or any committee thereof shall determine from time to time. Any termination of such Participant’s service during such period that is either (i) by the Corporation or such Subsidiary for cause, or (ii) voluntary on the part of the individual and without the written consent of the Corporation or such Subsidiary shall be deemed a violation by the Participant of such agreement. In the event of such violation, any Stock Option or Stock Appreciation Rights held by the Participant under the Plan, to the extent not theretofore exercised, shall terminate. Retirement at the normal retirement date as prescribed from time to time by the Corporation or such Subsidiary shall be deemed to be a termination of employment with consent.
16. Termination of Employment of Service.
     In the event a Participant shall cease to be employed by the Corporation or a Subsidiary, for any reason other than death, disability or retirement, such Participant’s Stock Options or related Stock Appreciation Rights may be exercised by the Participant for a period of three (3) months after the Participant’s termination of employment or service, as the case may be, or until expiration of the applicable Option Period (if sooner) to the extent of the shares with respect to which such Stock Options or related Stock Appreciation Rights could have been exercised by the Participant on the date of termination, and thereafter to the extent not so exercised, such Stock Options or related Stock Appreciation Rights shall terminate. In addition, a Participant’s Stock Options or related Stock Appreciation Rights may be exercised as follows in the event of such Participant’s death, disability or retirement:
(a)	Death. In the event of death while employed, all Stock Options or related Stock Appreciation Rights outstanding shall be exercisable for a period of twelve (12) months after the Participant’s death or until expiration of the applicable Option Period (if sooner) to the extent of the shares with respect to which the Stock Option or related Stock Appreciation Rights could have been exercised by the

Participant on the date of the Participant’s death, and such Stock Option or related Stock Appreciation Rights may only be exercised by the personal representative of the Participant’s estate, or by the person who acquired the right to exercise the Stock Option or related Stock Appreciation Rights by bequest or inheritance or by reason of the Participant’s death; and

(b)	Disability or Retirement. In the event of termination of employment or service as the result of retirement or disability (as defined in Section 22(e) of the Code), all Stock Options or related Stock Appreciation Rights outstanding shall be exercisable by the Participant or his guardian for a period of twelve (12) months after such termination or until expiration of the applicable Option Period (if sooner) to the extent of the shares with respect to which the Stock Option or related Stock Appreciation Rights could have been exercised by the Participant on the date of such termination.
17. Disqualifying Disposition.
     If stock acquired upon exercise of a Stock Option is disposed of by a Participant prior to the expiration of either two years from the Date of Grant of such option or one year from the transfer of shares to the Participant pursuant to the exercise of such option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Participant shall notify the Corporation in writing of the date and terms of such disposition. A disqualifying disposition by a Participant shall not affect the status of any other option granted under the Plan as an incentive stock option within the meaning of the Section 422 of the Code.
18. Non-Assignability.
     A Stock Option or a related Stock Appreciation Right granted to a Participant may not be transferred or assigned, other than (i) by will or the laws of descent and distribution or (ii) pursuant to the terms of a qualified domestic relations order (as defined in Section 411(a)(13) of the Code or Section 206(d)(3) of the Employee Retirement Income Security Act of 1974, as amended) provided that in the case of a Stock Option, such transfer or assignment may occur only to the extent it will not result in disqualifying such option as an incentive stock option under Section 422 of the Code, or any other successor provision. Subject to the foregoing, during a Participant’s lifetime, Stock Options granted to a Participant may be exercised only by the Participant or, subject to the terms hereof, by the Participant’s guardian or legal representative.
19. Amendment or Discontinuance.
     The Board may, without the consent of the Participants, alter, amend, revise, suspend or discontinue the Plan without obtaining approval of the Corporation’s shareholders, provide such action shall not (i) materially increase the benefits accruing to Participants under the Plan, (ii) materially increase the number of securities which may be issued under the Plan, or (iii) materially modify the requirements as to eligibility for Participation in the Plan. Subject to the foregoing limitations, the Board may amend the Plan or modify the agreements evidencing same in order to comply with any exemption from the operation of Section 16(b) of the 1934 Act.

20. Effect of the Plan.
     Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any officer or employee any right to be granted a Stock Option to purchase Common Stock of the Corporation or any other rights except as may be evidenced by a stock option agreement, or any amendment thereto, duly authorized by the Board and executed on behalf of the Corporation and then only to the extent and upon the terms and conditions expressly set forth therein.
21. Term.
     Unless sooner terminated by action of the Board, the Plan will terminate on January 28, 2002, but Stock Options and Stock Appreciation Rights granted before that date will continue to be effective in accordance with their terms and conditions.
22. Recapitalization, Merger and Consolidation.
(a)	The existence of this Plan and Stock Options and Stock Appreciation Rights granted hereunder shall not affect in any way the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation’s capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options or warrants to purchase same), or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b)	The number of shares of Common Stock available under the Plan described in Section 5, the number of shares of Common Stock that may be purchased pursuant to Stock Options granted under the Plan, and the consideration payable per share upon exercise may be proportionately adjusted by the Board, in its sole discretion, for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decease in such shares, effected without receipt of consideration by the Corporation; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated for the purposes of such adjustment.

(c)	Subject to any required action by the stockholders, if the Corporation shall be the surviving or resulting corporation in any merger or consolidation, any Stock Option and related Stock Appreciation Rights granted hereunder shall pertain to and apply to the securities or rights (including cash, property or assets) to which a holder of the number of shares of Common Stock subject to the Stock Option and related Stock Appreciation Rights would have been entitled.

(d)	In the event of any merger or consolidation pursuant to which the Corporation is not the surviving or resulting corporation, there shall be substituted for each share of

Common Stock subject to the unexercised portions of such outstanding Stock Options and related Stock Appreciation Rights, that number of shares of each class of stock or other securities or that amount of cash, property or assets of the surviving or consolidated company which were distributed or distributable to the stockholder of the Corporation in respect to each share of Common Stock held by them, such outstanding Stock Options and related Stock Appreciation Rights to be thereafter exercisable for such stock securities, cash or property in accordance with their terms. Notwithstanding the foregoing, however, all such Stock Options and related Stock Appreciation Rights may be canceled by the Corporation as of the effective date of any such reorganization, merger or consolidation or of any dissolution or liquidation of the Corporation by giving notice to each holder thereof or his personal representative of its intention to do so and by permitting the purchase during the thirty (30) day period next preceding such effective date of all of the shares subject to such outstanding Stock Options and related Stock Appreciation Rights.

(e)	In the event that either sufficient shares of the Corporation’s Common Stock are purchased, or any tender, exchange or similar offer is commenced which would, if successful (i) result in any of the events described in subsections 22(c) and (d), (ii) materially alter the structure or business of the Corporation, or (iii) result in a Change in Control of the Corporation, then, notwithstanding any other provision in the Plan to the contrary, all unmatured installments of Stock Options and related Stock Appreciation Rights outstanding shall thereupon automatically be accelerated and exercisable in full. The determination of the Board that any of the foregoing conditions has been met shall be binding and conclusive on all parties.

(f)	Except as hereinbefore expressly provided, the issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to Stock Options or Stock Appreciation Rights granted pursuant to this Plan.

(g)	Upon the occurrence of each event requiring an adjustment of the exercise price or the number of shares purchasable pursuant to Stock Options or Stock Appreciation Rights granted pursuant to the terms of this Plan, the Corporation shall mail forthwith to each Participant a copy of its computation of such adjustment.
23. Liquidation or Dissolution.
     In case the Corporation shall, at any time while any Stock Option or Stock Appreciation Rights under this Plan shall be in force and remain unexpired, (i) sell all or substantially all its property, or (ii) dissolve, liquidate, or wind up its affairs, then each Participant may thereafter receive upon exercise hereof (in lieu of each share of Common Stock of the Corporation which such Participant would have been entitled to receive) the same kind and amount of any securities or assets as may be issuable, distributable or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock of the Corporation. If the Corporation shall, at any time prior to the expiration of any Stock Option, make any partial distribution of its assets, in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of earned surplus and designated as such) then in such event the exercise prices then in effect with respect to each Stock Option shall be reduced, on the payment date of such distribution, in proportion to the percentage reduction in the tangible book value of the shares of the Corporation’s Common Stock (determined in accordance with generally accepted accounting principles) resulting by reason of such distribution.
24. Options in Substitution for Stock Options Granted by Other Corporations.
     Stock Options and related Stock Appreciation Rights may be granted under the Plan from time to time in substitution for such options held by employees of a corporation who become or are about to become employees of the Corporation or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Corporation or a Subsidiary or the acquisition by either of the foregoing of stock of the employing corporation as the result of which it becomes a Subsidiary. The terms and conditions of the subsided Stock Options and related Stock Appreciation Rights so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the options in substitution for which they are granted.
25. Investment Intent.
     The Corporation may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the Stock Options granted or the shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.
26. No Right to Continue Employment.
     Nothing in the Plan or the grant of any Stock Option and related Stock Appreciation Rights confers upon any employee the right to continue in the employ of the Corporation or interferes with or restricts in any way the right of the Corporation to discharge any employee at any time (subject to any contract rights of such employee).
27. Indemnification of Board and Committee.
     No member of the Board of the Committee, nor any officer or employee of the Corporation acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Corporation acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Corporation in respect of any such action, determination or interpretation.

28. Tax and 1934 Act Requirements.
     The employee receiving shares issued upon the grant or exercise of any Stock Option or Stock Appreciation Right shall be required to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to such shares of Common Stock. Such payments shall be required to be made prior to or concurrent with the cash payment or delivery of any certificate representing such shares of Common Stock. Such payments shall be required to be made prior to or concurrent with the cash payment or delivery of any certificate representing such shares of Common Stock. Such payment may be made in cash, by check, or through the delivery of shares of Common Stock which the employee owns or is entitled to receive after payment of the purchase price (which may be effected by the actual delivery of shares of Common Stock by the exercising employee or by the Corporation withholding a number of shares to be issued upon the exercise of the Stock Option), which shares have an aggregate fair market value equal to the required withholding payment, or any combination thereof. If an exercising Participant who is an officer, director or 10% shareholder of the Corporation (as determined by reference to Section 16(b) under the 1934 Act and the rules promulgated thereunder) elects to have withheld shares of Common Stock in an amount necessary to pay any such taxes, all applicable provisions of Rule 16b-3 promulgated under Section 16(b) of the 1934 Act necessary to exempt such withholding of shares from the operation of Section 16(b) of the 1934 Act as a “purchase” or “sale” thereunder shall first be satisfied.
29. Government Regulations.
     Notwithstanding any of the provisions hereof, or of any written agreements evidencing Stock Options or Stock Appreciation Rights granted hereunder, the obligation of the Corporation to sell and deliver shares shall be subject to all applicable laws, rules and regulations and to such approvals by any government agencies or national securities exchanges as may be required. The employee shall agree not to exercise any Stock Option or Stock Appreciation Right, and the Corporation shall not be obligated to issue any shares, if the exercise thereof or if the issuance of shares shall constitute a violation by the employee or the Corporation of any provision of any law or regulation of any governmental authority.